EXHIBIT 1

                            AGREEMENT TO FILE JOINTLY

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Common Shares of Spur Ventures Inc. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Date:    May 15, 2003        Exploration Capital Partners Limited Partnership

                             By: Resource Capital Investment Corporation, its general partner


                             By:  /s/ Keith Presnell
                                  ----------------------------------------------
                                  Keith Presnell, Chief Financial Officer


Date:    May 15, 2003        Resource Capital Investment Corporation


                             By:  /s/ Keith Presnell
                                  ----------------------------------------------
                                  Keith Presnell, Chief Financial Officer


Date:    May 15, 2003        Rule Family Trust udt 12/17/98


                             By:  /s/ Keith Presnell
                                  ----------------------------------------------
                                  Keith Presnell, Attorney-in-Fact for
                                    Arthur Richards Rule, Trustee


Date:    May 15, 2003        Arthur Richards Rule, individually


                             By:  /s/ Keith Presnell
                                  ----------------------------------------------
                                  Keith Presnell, Attorney-in-Fact